                                                                   Exhibit 10.56

                            SHAREHOLDER'S AGREEMENT

       Shareholder's Agreement, dated as of June 19, 2001, between State Farm Mutual Insurance Company, a life insurance company organized under the laws of the State of Illinois (together with all its current and future affiliates, the "Shareholder"), and The Phoenix Companies, Inc., a corporation organized under the laws of the State of Delaware (the "Company").

       WHEREAS, Insurance Placement Services, Inc., an affiliate of the Shareholder and Phoenix Home Life Mutual Insurance Company, a subsidiary of the Company ("Phoenix Home"), have entered into a Master Agreement, dated as of March 30, 2001 (as the same may be amended from time to time, the "Master Agreement") and a Sales Agreement, dated as of March 30, 2001 (as the same may be amended from time to time, the "Sales Agreement"), which provide, among other things, for Phoenix Home to provide certain services and products, respectively, to the Shareholder, its affiliates and their clients;

       WHEREAS, the Shareholder and the Company have entered into a Standstill Agreement, dated May 18, 2001 (as the same may be amended from time to time, the "Standstill Agreement"), which defines the future relationship between the Shareholder and the Company, whether or not the Shareholder purchases shares of common stock, par value $.01 per share of the Company ("Common Stock"), in the Company's initial public offering;

       WHEREAS, the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission in connection with the Company's initial public offering of Common Stock has been declared effective, the Company has entered into an underwriting agreement providing for the sale of shares of Common Stock to the public at the price of $17.50 per share (the "IPO Price"), and the Shareholder has expressly committed to the underwriters to purchase 5,145,000 shares of Common Stock at the IPO Price (the occurrence of such purchase, the "Closing");

       WHEREAS, the Shareholder and the Company desire to provide for certain matters concerning observation and cooperation rights of the Shareholder in connection with its relationship with the Company.

       NOW THEREFORE, the parties hereto agree as follows:

       1. Certain Definitions. As defined herein, the term "affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another person or entity; the term "control" (including the terms "controlled by" and "under common control with") being agreed to have the meaning ascribed to it by Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

     2. Appointment of Representative(s). For purposes of this Agreement, the Shareholder shall appoint its Chairman of the Board, its Vice Chairman of the Board and/or its Chief Executive Officer as its representatives
("Representatives"). The Shareholder shall provide prompt written notice to the Company of its appointment of the Representatives.

     3. Attendance at Board and Board Planning Committee Meetings. One Representative shall be permitted to attend the meeting of the Board of Directors of the Company held on or immediately prior to the date of the annual meeting of the shareholders of the Company. One Representative shall also be permitted to attend the meeting of the Planning Committee of the Board of Directors of the Company held annually in the month of October. Notwithstanding the provisions of the foregoing, the Representative shall not be permitted to attend any part of such meetings of the Board of Directors or the Planning Committee that the Chairman of the Board of Directors or such Planning Committee, in his or her sole discretion, deems appropriate to hold as executive sessions.

     4. Meetings with Members of the Senior Management of the Company. One or more senior members of the management of the Company and one or more Representatives shall meet at least quarterly to discuss the business relationship of the parties hereto and their business strategy for the future.

     5.   Advisory Committee of Phoenix Investment Partners, Ltd ("PXP").

          (a) The Company shall establish an Advisory Committee ("Advisory Committee") to advise the management of the Company's subsidiary, PXP, regarding the objectives set forth in Section 5(b) below. The number of members of the Advisory Committee shall be determined by the Company, in its sole discretion, from time to time. The Advisory Committee shall include in its membership representatives of the Company and PXP and one or more Representatives. The Advisory Committee shall meet at least twice annually. The Advisory Committee shall adopt such rules and procedures as it may deem necessary for the conduct of its meetings.

          (b) The Advisory Committee shall: analyze and discuss business opportunities offering potential market share improvement, revenue enhancement or cost reduction to PXP; discuss other issues relevant to PXP's ongoing business and operations; and advise and make recommendations to the Board of Directors of PXP. The Shareholder acknowledges that none of such advice or recommendations shall be binding on the Board of Directors or management of PXP.

     6. Confidentiality. The Shareholder covenants and agrees that it shall not, and it shall cause it Representative(s), directors and officers to not, disclose any information relating to the Company and its subsidiaries and their businesses gained by the Shareholder or its Representative(s), directors or officers except to a limited group of its own directors, officers, agents and employees who are actually engaged in, and need to know such information to perform their duties and obligations pursuant to this Agreement. The Shareholder further covenants and agrees that it shall not, and it shall cause its Representative(s), directors, officers, agents and employees to not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation, or other business organization, any information relating to the Company and its subsidiaries and their businesses gained by the Shareholder or its Representative(s), directors, officers, agents and employees during the performance of its duties and obligations under this Agreement, except (a) as required by law, (b) as may be required in connection with the assertion or defense of any dispute under this Agreement, and (c) for information that is available to the public prior to the date of the Closing, or thereafter becomes available to the public other than as a result of a breach of this Section 6. The Shareholder shall cause each of its Representatives and such other members of its senior management as the Company reasonably requests to execute a confidentiality agreement to the same effect as the foregoing.

     7.   Compliance with Laws.

          (a) The Shareholder acknowledges and agrees that, notwithstanding any other provision of this Agreement, the Company's obligations to provide information and access hereunder shall at all times be subject to its obligations under the Federal securities laws, including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as determined by the Company in its sole discretion.

          (b) In addition to the provisions of Section 6, the Shareholder further acknowledges that in the course of this Agreement it may acquire material non-public information regarding the Company and agrees that it shall treat such information consistent with the requirements of the Federal securities laws, including without limitation the Securities Act and the Exchange Act, and shall so instruct its Representative(s), directors, officers, agents and employees who came into possession of such information.

     8. Specific Performance. Each party hereto acknowledges that if any of its covenants or agreements in this Agreement are not performed in accordance with the terms hereof, the other party would not have an adequate remedy at law for money damages, and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which the other party may be entitled, at law or in equity.

          9. Entire Agreement.    This Agreement contains the entire
understanding of the parties with respect to the subject matter hereof. This Agreement may not be amended nor any of its provisions waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law. This Agreement is not assignable by either of the parties without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10. Severability. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

          11. Notices. Any notices and other communications required to be given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows:

     If to the Company:

     The Phoenix Companies, Inc.
     One American Row
     Hartford, CT 06102-5056
     Attention: President

     with a copy to:

     The Phoenix Companies, Inc.
     One American Row
     Hartford, CT 06102-5056
     Attention: General Counsel

     If to the Shareholder:

     State Farm Insurance Companies
     One State Farm Plaza
     Bloomington, IL 61710-0001
     Attention: Michael Tipsord

     with a copy to:

     State Farm Insurance Companies
     One State Farm Plaza
     Bloomington, IL 61710-0001
     Attention: General Counsel

     12.  Effectiveness of the Agreement.    This Agreement shall become
effective upon the Closing.

     13.  Termination.   This Agreement shall terminate upon the earlier of:

          (i) the termination of, or material breach or default by the Shareholder under, the Master Agreement or the Sales Agreement;

          (ii) the termination of, or breach or default by the Shareholder under, the Standstill Agreement;

          (iii) the sale, transfer or other disposition by the Shareholder of any interest in any shares of Common Stock of the Company such that the Shareholder and its affiliates in the aggregate no longer own at least 4.9% of the outstanding shares of Common Stock or such lesser amount as is offered to the Shareholder in the Company's initial public offering, other than sales, transfers or dispositions of additional shares of Common Stock acquired by the Shareholder after the date of the Closing, without the Company's prior written consent (the granting of which shall be at the Company's sole discretion); and

            (iv) the written agreement of the Company and the Shareholder to terminate this Agreement.

       This Section 13 and Sections 6, 8, 11, 14, 15, 16 and 17 shall survive the termination of this Agreement.

       14. Expenses. All costs and expenses, including travel, lodging and other costs and expenses incurred in connection with the performance by each party of its duties and obligations pursuant to this Agreement, shall be paid by the party incurring such cost or expense.

       15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof.

       16. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction over such suit, any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents only with respect to such suits, actions or proceedings to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party by hand delivery as provided in Section 11 shall be deemed effective service of process on such party.

       17. Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     19. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement. A signature of a party delivered by facsimile or other electronic communication shall constitute an original signature of such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                        STATE FARM MUTUAL INSURANCE
                                             COMPANY


                                        /s/ Roger Joslin
                                        ----------------------------
                                        Name: Roger Joslin
                                        Title: Vice Chairman of the Board



                                        THE PHOENIX COMPANIES, INC.


                                        /s/ Dona D. Young
                                        ----------------------------
                                        Name: Dona D. Young
                                        Title: President